Exhibit (c)(8)

NOMURA
Connecting Markets East & West

# Valuation Report

## SoftBank Corp.

M&A Advisory Department

December 23, 2019

STRICTLY PRIVATE AND CONFIDENTIAL

© Nomura

Table of Contents 1. Executive Summary P. 2 2. Valuation Assumptions P. 4 3. Valuation Methodologies P. 9 4. Market Share Price Analysis P. 11 5. DCF Analysis P. 17 Table of Contents 1. Executive Summary P. 2 2. Valuation Assumptions P. 4 3. Valuation Methodologies P. 9 4. Market Share Price Analysis P. 11 5. DCF Analysis P. 17

1. Executive Summary 1. Executive Summary

Summary of Valuation Results Nomura Securities Co., Ltd. (“Nomura”) has conducted the analyses of the equity value of LINE Corporation (“LINE”) by using Market Share Price Analysis and Discounted Cash Flow (“DCF”) Analysis. Equity Value Per Share (JPY) Market Share Price 3,570 4,585 Analysis Discounted Cash 3,412 5,142 Flow Analysis 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 3 Valuation Methodologies Summary of Valuation Results Nomura Securities Co., Ltd. (“Nomura”) has conducted the analyses of the equity value of LINE Corporation (“LINE”) by using Market Share Price Analysis and Discounted Cash Flow (“DCF”) Analysis. Equity Value Per Share (JPY) Market Share Price 3,570 4,585 Analysis Discounted Cash 3,412 5,142 Flow Analysis 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 3 Valuation Methodologies

2. Valuation Assumptions 2. Valuation Assumptions

Valuation Assumptions This report has been prepared based on the following assumptions. 1. Target Company LINE 2. Valuation Objective This Valuation Report (“Report”) has been prepared at the request of SoftBank Corp. (“SoftBank”) and presented solely for the Board of Directors of SoftBank to support them in examining the tender offer price (the “Tender Offer Price”) of the transaction to acquire LINE shares, including the outstanding Common Shares, options for the purchase of Common Shares and zero-coupon convertible bonds (the “Transaction”), and should not be used for any other purposes. Accordingly, the Report should not be considered a representation of Nomura’s opinion as to the fairness of any decision on the Tender Offer Price or any valuation assumptions for such decision in connection with the Transaction. Moreover, the purpose of Nomura’s valuation of the LINE is not to assess the fairness of the Tender Offer Price. The Report does not constitute a recommendation to or a solicitation of the shareholders of SoftBank and LINE to sell or purchase shares, to exercise their shareholder’s rights, to tender their shares to the Transaction or to take any relevant actions, and Nomura does not intend that the Report be relied upon by such shareholders. 5 Valuation Assumptions This report has been prepared based on the following assumptions. 1. Target Company LINE 2. Valuation Objective This Valuation Report (“Report”) has been prepared at the request of SoftBank Corp. (“SoftBank”) and presented solely for the Board of Directors of SoftBank to support them in examining the tender offer price (the “Tender Offer Price”) of the transaction to acquire LINE shares, including the outstanding Common Shares, options for the purchase of Common Shares and zero-coupon convertible bonds (the “Transaction”), and should not be used for any other purposes. Accordingly, the Report should not be considered a representation of Nomura’s opinion as to the fairness of any decision on the Tender Offer Price or any valuation assumptions for such decision in connection with the Transaction. Moreover, the purpose of Nomura’s valuation of the LINE is not to assess the fairness of the Tender Offer Price. The Report does not constitute a recommendation to or a solicitation of the shareholders of SoftBank and LINE to sell or purchase shares, to exercise their shareholder’s rights, to tender their shares to the Transaction or to take any relevant actions, and Nomura does not intend that the Report be relied upon by such shareholders. 5

Valuation Assumptions (Cont’d) 3. Reference Dates of Valuation Analyses The reference date of each analysis is as follows. n Market Share Price Analysis: November 13, 2019 n DCF Analysis : December 20, 2019; Financial data used therein is based on actual figures, etc. as of June 30, 2019. The reference date for market data such as market share price and interest rate is November 13, 2019 Due to restrictions in obtaining some of the information required for the valuation, the Report also includes information which reference dates are different from those shown above. In this case, such reference dates are specified in the assumptions, etc. for each analysis. The content of the Report is based upon the financial, economic, market or other conditions existing as of the reference dates, and relies upon the information available to Nomura as of said dates. Although any future changes in such conditions may affect the content of the Report, Nomura is under no obligation to make any corrections, changes or additions to the content of the Report in such case. 6 Valuation Assumptions (Cont’d) 3. Reference Dates of Valuation Analyses The reference date of each analysis is as follows. n Market Share Price Analysis: November 13, 2019 n DCF Analysis : December 20, 2019; Financial data used therein is based on actual figures, etc. as of June 30, 2019. The reference date for market data such as market share price and interest rate is November 13, 2019 Due to restrictions in obtaining some of the information required for the valuation, the Report also includes information which reference dates are different from those shown above. In this case, such reference dates are specified in the assumptions, etc. for each analysis. The content of the Report is based upon the financial, economic, market or other conditions existing as of the reference dates, and relies upon the information available to Nomura as of said dates. Although any future changes in such conditions may affect the content of the Report, Nomura is under no obligation to make any corrections, changes or additions to the content of the Report in such case. 6

Valuation Assumptions (Cont’d) 4. Company Information Used Nomura has used the following data and information in examining the equity value of LINE: n Publicly disclosed financial information of LINE such as annual securities reports, quarterly securities reports and Kessan Tanshin (summary financial report) n Corporate profile, business plans and other supplemental information provided by LINE n Publicly available business database n Other relevant information available to the public The financial outlook and other forward-looking statements on LINE which were provided by LINE were confirmed by SoftBank. Nomura assumes that such financial outlook provided by LINE were duly prepared through the use of most available predictions and judgments by the management of LINE, and Nomura accepts no responsibility for the accuracy, adequacy, feasibility, etc. of any such financial outlook, etc. Furthermore, Nomura assumes that all other data and information used in connection with the valuation of LINE’s equity were accurate and complete, and has neither undertaken any independent investigation of the accuracy or completeness thereof nor is it under obligation to do so. Nomura assumes that LINE has no undisclosed material facts, contingent liabilities, off-balance liabilities, litigation, etc. that will or may have significant impacts upon the valuation of LINE’s equity, has had no material impairment loss on their fixed asset (including investments in affiliates and joint ventures) and there are no cash leakage through shareholder returns such as dividends. Nomura has neither itself undertaken any independent evaluation, appraisal or assessment nor has it entrusted any such appraisal or assessment to any third party, including analysis and evaluation of each specific asset and liability, with respect to the assets or liabilities (including financial derivatives, off-balance assets and liabilities, and other contingent liabilities) of LINE (and its affiliates). Nomura assumes that the Transaction can be implemented in a lawful and valid manner; that the implications of the Transaction from tax perspectives will not depart from the assumptions disclosed to Nomura; that all governmental, administrative and other consents and approvals required for achieving the Transaction can be obtained without impairing the benefits arising or expected from the Transaction; and Nomura is under no obligation to conduct any independent investigation concerning the same. 7 Valuation Assumptions (Cont’d) 4. Company Information Used Nomura has used the following data and information in examining the equity value of LINE: n Publicly disclosed financial information of LINE such as annual securities reports, quarterly securities reports and Kessan Tanshin (summary financial report) n Corporate profile, business plans and other supplemental information provided by LINE n Publicly available business database n Other relevant information available to the public The financial outlook and other forward-looking statements on LINE which were provided by LINE were confirmed by SoftBank. Nomura assumes that such financial outlook provided by LINE were duly prepared through the use of most available predictions and judgments by the management of LINE, and Nomura accepts no responsibility for the accuracy, adequacy, feasibility, etc. of any such financial outlook, etc. Furthermore, Nomura assumes that all other data and information used in connection with the valuation of LINE’s equity were accurate and complete, and has neither undertaken any independent investigation of the accuracy or completeness thereof nor is it under obligation to do so. Nomura assumes that LINE has no undisclosed material facts, contingent liabilities, off-balance liabilities, litigation, etc. that will or may have significant impacts upon the valuation of LINE’s equity, has had no material impairment loss on their fixed asset (including investments in affiliates and joint ventures) and there are no cash leakage through shareholder returns such as dividends. Nomura has neither itself undertaken any independent evaluation, appraisal or assessment nor has it entrusted any such appraisal or assessment to any third party, including analysis and evaluation of each specific asset and liability, with respect to the assets or liabilities (including financial derivatives, off-balance assets and liabilities, and other contingent liabilities) of LINE (and its affiliates). Nomura assumes that the Transaction can be implemented in a lawful and valid manner; that the implications of the Transaction from tax perspectives will not depart from the assumptions disclosed to Nomura; that all governmental, administrative and other consents and approvals required for achieving the Transaction can be obtained without impairing the benefits arising or expected from the Transaction; and Nomura is under no obligation to conduct any independent investigation concerning the same. 7

Valuation Assumptions (Cont’d) 5. Conflict of Interests Based on the advisory agreement executed between SoftBank and Nomura (the “Agreement”), Nomura provides advisory services to SoftBank in respect of the Transaction and expects to receive compensation from SoftBank for such advisory services including contingent fees. The Agreement contains waiver and indemnity provisions that apply to Nomura’s advisory services for the Transaction. Nomura Group with Nomura Holdings, Inc. as its core company may provide, both currently and potentially in the future, SoftBank, LINE or NAVER Corporation (“NAVER”), including the affiliates of each, with paid services related to financial instrument exchange businesses (e.g. investment banking, wealth management, securities dealing, merchant banking, asset management) as well as provision of loans. Furthermore, Nomura may engage in trading or holding shares or other securities of SoftBank, LINE or NAVER or their affiliates for its own account or on behalf of its customers. 6. Copyrights Nomura owns all copyrights to the Report. The Report is protected by the Copyright Laws as well as the provisions of Copyright Treaties and Conventions of Japan and other countries. 8 Valuation Assumptions (Cont’d) 5. Conflict of Interests Based on the advisory agreement executed between SoftBank and Nomura (the “Agreement”), Nomura provides advisory services to SoftBank in respect of the Transaction and expects to receive compensation from SoftBank for such advisory services including contingent fees. The Agreement contains waiver and indemnity provisions that apply to Nomura’s advisory services for the Transaction. Nomura Group with Nomura Holdings, Inc. as its core company may provide, both currently and potentially in the future, SoftBank, LINE or NAVER Corporation (“NAVER”), including the affiliates of each, with paid services related to financial instrument exchange businesses (e.g. investment banking, wealth management, securities dealing, merchant banking, asset management) as well as provision of loans. Furthermore, Nomura may engage in trading or holding shares or other securities of SoftBank, LINE or NAVER or their affiliates for its own account or on behalf of its customers. 6. Copyrights Nomura owns all copyrights to the Report. The Report is protected by the Copyright Laws as well as the provisions of Copyright Treaties and Conventions of Japan and other countries. 8

3. Valuation Methodologies 3. Valuation Methodologies

Applied Valuation Methodologies In the Report, Nomura performed the valuation of the equity value of LINE based on the following methodologies. 1. Market Share Price Analysis n Market Share Price Analysis is a method whereby the average market share price of the subject company is calculated for a specific period to take it as the equity value of the subject company. n The result of this analysis is considered to reflect the comprehensive valuation of the company by public investors based on the factors such as its potential growth, earnings strength and asset value. As long as all of the corporate information and the material facts that may impact its market share price are deemed to be disclosed and reflected in its share price, the market share price can be an objective indicator of its equity value. n Under this method, adopting a closing price on the reference date or any other specific day will not be appropriate as it may be affected by an extraordinary factor or a temporary market trend that is not relevant to the valuation, and thus it is reasonable to apply the average price for a certain period from and before the reference date. On the other hand, as for the indicator of current equity value, the higher priority should be put on the latest share price assuming that the material corporate facts previously disclosed are reflected into it. 2. DCF Analysis n In DCF Analysis, the enterprise value is calculated by discounting future cash flows to calculate a present value, and the calculated enterprise value is then reduced by deduction of net interest-bearing liabilities, thereby calculating the equity value. n This method has the advantage of evaluating a company under a going-concern basis, and reflecting the future activities of such company. On the other hand, the valuation results may differ depending on the applied assumptions, etc. 10 Applied Valuation Methodologies In the Report, Nomura performed the valuation of the equity value of LINE based on the following methodologies. 1. Market Share Price Analysis n Market Share Price Analysis is a method whereby the average market share price of the subject company is calculated for a specific period to take it as the equity value of the subject company. n The result of this analysis is considered to reflect the comprehensive valuation of the company by public investors based on the factors such as its potential growth, earnings strength and asset value. As long as all of the corporate information and the material facts that may impact its market share price are deemed to be disclosed and reflected in its share price, the market share price can be an objective indicator of its equity value. n Under this method, adopting a closing price on the reference date or any other specific day will not be appropriate as it may be affected by an extraordinary factor or a temporary market trend that is not relevant to the valuation, and thus it is reasonable to apply the average price for a certain period from and before the reference date. On the other hand, as for the indicator of current equity value, the higher priority should be put on the latest share price assuming that the material corporate facts previously disclosed are reflected into it. 2. DCF Analysis n In DCF Analysis, the enterprise value is calculated by discounting future cash flows to calculate a present value, and the calculated enterprise value is then reduced by deduction of net interest-bearing liabilities, thereby calculating the equity value. n This method has the advantage of evaluating a company under a going-concern basis, and reflecting the future activities of such company. On the other hand, the valuation results may differ depending on the applied assumptions, etc. 10

4. Market Share Price Analysis 4. Market Share Price Analysis

NOMURA

# Valuation Result of Market Share Price Analysis

**Equity value per share based on the Market Share Price Analysis is as follows. In the analysis, Nomura adopted the share prices for the periods shown below.**

| Periods Used for the Analysis | | Equity Value Per Share |
|---|---|---|
| **Reference Date** | November 13, 2019 | JPY 4,585 |
| **Most Recent 1 Week Average** | November 7, 2019 – November 13, 2019 | JPY 4,427 |
| **Most Recent 1 Month Average** | October 15, 2019 – November 13, 2019 | JPY 4,085 |
| **Most Recent 3 Months Average** | August 14, 2019 – November 13, 2019 | JPY 3,934 |
| **Most Recent 6 Months Average** | May 14, 2019 – November 13, 2019 | JPY 3,570 |
| **Valuation Result** | | **JPY 3,570 to JPY4,585** |

| 52 Weeks High / Low | | Share Price |
|---|---|---|
| **52 Weeks High** | November 13, 2019 | JPY 4,610 |
| **52 Weeks Low** | June 18, 2019 | JPY 2,911 |

*1. The reference date of Market Share Price Analysis is set as November 13, 2019 due to a speculative news regarding the Transactions that was reported after market close on such date*

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# Historical Share Price and Trading Volume of LINE (1 year)

NOMURA

**Period: December 21, 2018 – December 20, 2019 (daily basis)**



(Price:JPY)
Volume
Share Price
(Volume:Thousand Shares)
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
February 25, 2019
Following the speculative media report about its deficit of earnings forecast, LINE disclosed the release of expecting an appropriate increase of expense
January 31, 2019
Earnings release for FY2018
April 24, 2019
Earnings release for 1Q19
July 24, 2019
Earnings release for 2Q19
52 weeks Low:
JPY 2,911 (June 18, 2019)
November 18, 2019
Announcement of MOU on Business Integration
52 weeks High:
JPY 5,400 (November 15, 2019)
October 30, 2019
Earnings release for 3Q19
November 13, 2019
Speculative media reports regarding the Business Integration between Z Holdings Corporation and LINE
2018/12/21
2019/02/12
2019/03/27
2019/05/16
2019/06/27
2019/08/09
2019/09/25
2019/11/11

1. *Share Price and volume is based on the trading on the First Section of Tokyo Stock Exchange, Inc. 52 weeks High / Low is the intraday price.*

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Historical Share Price Performance of LINE (1 year) Relative Share Price (Period: December 21, 2018 – December 20, 2019 (daily basis)) n Share price as of December 21, 2018 is indicated as 1.00. 1.50 LINE TOPIX TOPIX Sector Indices: Information & Communication 1.40 1.30 1.20 1.10 1.00 0.90 0.80 0.70 2018.12.21 2019.01.21 2019.02.21 2019.03.21 2019.04.21 2019.05.21 2019.06.21 2019.07.21 2019.08.21 2019.09.21 2019.10.21 2019.11.21 14 Historical Share Price Performance of LINE (1 year) Relative Share Price (Period: December 21, 2018 – December 20, 2019 (daily basis)) n Share price as of December 21, 2018 is indicated as 1.00. 1.50 LINE TOPIX TOPIX Sector Indices: Information & Communication 1.40 1.30 1.20 1.10 1.00 0.90 0.80 0.70 2018.12.21 2019.01.21 2019.02.21 2019.03.21 2019.04.21 2019.05.21 2019.06.21 2019.07.21 2019.08.21 2019.09.21 2019.10.21 2019.11.21 14

Disclosed Information on LINE The information on LINE disclosed in the last one year in accordance with the Timely Disclosure Rules of the relevant stock exchange. Date Announced Title 2018/12/28 Corporate Governance Reports(2018/12/28) 2019/1/8 Notice Regarding Change in Specified Subsidiary (LINE Securities Preparatory Corporation) 2019/1/31 Notice of The Parent Company’s Earnings 2019/1/31 Notice Regarding Reporting of Other Operating Income (Gain Due to the Loss of Control of Subsidiary) 2019/1/31 Earnings Release for FY2018 (IFRS) (Consolidated) 2019/1/31 Notice Regarding Change in Specified Subsidiary (LINE Pay) 2019/2/25 Notice Regarding The Speculative Media Report About Its Earnings 2019/2/26 Notice Regarding Partial Amendments of Earnings Release for FY2018 (IFRS) (Consolidated) 2019/2/26 Notice Regarding Partial Amendments to the Articles of Incorporation 2019/2/26 Notice Regarding the Issuance of Stock Options (Warrants) and the Establishment of the Compensation Policy 2019/3/14 Independent Directors/Auditors Notification 2019/3/28 Notice Regarding Appointment of Co-CEO (Representative Director) 2019/3/29 the Articles of Incorporation (2019/03/28) 2019/3/29 Disclosure of Matters Relating to Controlling Shareholder, etc 2019/4/1 Corporate Governance Reports (2019/04/01) 2019/4/24 Earnings Release for First Quarter of FY2019 (IFRS) (Consolidated) The Summary of Quarterly Consolidated Financial Statements And Notes of (Added) Earnings Release for First Quarter of FY2019 2019/5/13 (IFRS) (Consolidated) 2019/5/27 Notice of the Establishment of New Subsidiary by Company Split (LINE Business Support Corporation) 2019/6/5 Pre-Transaction Documents (Company Split) (LINE Business Support Corporation) 15 Source: TDnet database Disclosed Information on LINE The information on LINE disclosed in the last one year in accordance with the Timely Disclosure Rules of the relevant stock exchange. Date Announced Title 2018/12/28 Corporate Governance Reports(2018/12/28) 2019/1/8 Notice Regarding Change in Specified Subsidiary (LINE Securities Preparatory Corporation) 2019/1/31 Notice of The Parent Company’s Earnings 2019/1/31 Notice Regarding Reporting of Other Operating Income (Gain Due to the Loss of Control of Subsidiary) 2019/1/31 Earnings Release for FY2018 (IFRS) (Consolidated) 2019/1/31 Notice Regarding Change in Specified Subsidiary (LINE Pay) 2019/2/25 Notice Regarding The Speculative Media Report About Its Earnings 2019/2/26 Notice Regarding Partial Amendments of Earnings Release for FY2018 (IFRS) (Consolidated) 2019/2/26 Notice Regarding Partial Amendments to the Articles of Incorporation 2019/2/26 Notice Regarding the Issuance of Stock Options (Warrants) and the Establishment of the Compensation Policy 2019/3/14 Independent Directors/Auditors Notification 2019/3/28 Notice Regarding Appointment of Co-CEO (Representative Director) 2019/3/29 the Articles of Incorporation (2019/03/28) 2019/3/29 Disclosure of Matters Relating to Controlling Shareholder, etc 2019/4/1 Corporate Governance Reports (2019/04/01) 2019/4/24 Earnings Release for First Quarter of FY2019 (IFRS) (Consolidated) The Summary of Quarterly Consolidated Financial Statements And Notes of (Added) Earnings Release for First Quarter of FY2019 2019/5/13 (IFRS) (Consolidated) 2019/5/27 Notice of the Establishment of New Subsidiary by Company Split (LINE Business Support Corporation) 2019/6/5 Pre-Transaction Documents (Company Split) (LINE Business Support Corporation) 15 Source: TDnet database

Disclosed Information on LINE (Cont’d) The information on LINE disclosed in the last one year in accordance with the Timely Disclosure Rules of the relevant stock exchange Date Announced Title 2019/6/20 Comment Regarding Media Report 2019/7/9 Notice Regarding the Issuance of Stock Options 2019/7/17 Post-Transaction Documents (Company Split) (LINE Business Support Corporation) 2019/7/24 Earnings Release for Second Quarter of FY2019 (IFRS) (Consolidated) 2019/7/24 Notice of Confirmation of Terms for the Issuance of Stock Options 2019/7/30 Notice of Confirmation of Terms for the Issuance of Stock Options 2019/7/31 Notice of LINE Bank Preparatory Office Granted Permit for Internet-Only Bank The Summary of Quarterly Consolidated Financial Statements And Notes of (Added) Earnings Release Second Quarter of FY2019 2019/8/8 (IFRS) (Consolidated) 2019/8/20 Commencement of A New Business of Its Subsidiaries 2019/8/30 Notice regarding Merger (Simplified Merger and Short-Form Merger) of Subsidiary (LINE Part Time Job, Ltd.) 2019/9/4 Pre-Transaction Documents (Simplified Merger and Short-Form Merger) (LINE Part Time Job, Ltd.) 2019/9/6 Notice regarding LVC Corporation Becomes Registered Cryptocurrency Exchanger 2019/9/17 Notice regarding BITMAX Cryptocurrency Exchange for Japan Begins Operations 2019/10/30 Earnings Release for Third Quarter of FY2019 (IFRS) (Consolidated) The Summary of Quarterly Consolidated Financial Statements And Notes of (Added) Earnings Release Third Quarter of FY2019 (IFRS) 2019/11/7 (Consolidated) 2019/11/14 Comment regarding Yesterday’s Media Report 2019/11/18 Summary of Capital Alliance MOU on Business Integration 2019/11/19 Statement Regarding News Report on the Joint Tender Offer Price 2019/11/25 Post-Transaction Documents (Simplified Merger and Short-Form Merger) (LINE Part Time Job, Ltd.) 16 Source: TDnet database Disclosed Information on LINE (Cont’d) The information on LINE disclosed in the last one year in accordance with the Timely Disclosure Rules of the relevant stock exchange Date Announced Title 2019/6/20 Comment Regarding Media Report 2019/7/9 Notice Regarding the Issuance of Stock Options 2019/7/17 Post-Transaction Documents (Company Split) (LINE Business Support Corporation) 2019/7/24 Earnings Release for Second Quarter of FY2019 (IFRS) (Consolidated) 2019/7/24 Notice of Confirmation of Terms for the Issuance of Stock Options 2019/7/30 Notice of Confirmation of Terms for the Issuance of Stock Options 2019/7/31 Notice of LINE Bank Preparatory Office Granted Permit for Internet-Only Bank The Summary of Quarterly Consolidated Financial Statements And Notes of (Added) Earnings Release Second Quarter of FY2019 2019/8/8 (IFRS) (Consolidated) 2019/8/20 Commencement of A New Business of Its Subsidiaries 2019/8/30 Notice regarding Merger (Simplified Merger and Short-Form Merger) of Subsidiary (LINE Part Time Job, Ltd.) 2019/9/4 Pre-Transaction Documents (Simplified Merger and Short-Form Merger) (LINE Part Time Job, Ltd.) 2019/9/6 Notice regarding LVC Corporation Becomes Registered Cryptocurrency Exchanger 2019/9/17 Notice regarding BITMAX Cryptocurrency Exchange for Japan Begins Operations 2019/10/30 Earnings Release for Third Quarter of FY2019 (IFRS) (Consolidated) The Summary of Quarterly Consolidated Financial Statements And Notes of (Added) Earnings Release Third Quarter of FY2019 (IFRS) 2019/11/7 (Consolidated) 2019/11/14 Comment regarding Yesterday’s Media Report 2019/11/18 Summary of Capital Alliance MOU on Business Integration 2019/11/19 Statement Regarding News Report on the Joint Tender Offer Price 2019/11/25 Post-Transaction Documents (Simplified Merger and Short-Form Merger) (LINE Part Time Job, Ltd.) 16 Source: TDnet database

5. DCF Analysis 5. DCF Analysis

Valuation Result of DCF Analysis Equity value per share based on the DCF Analysis is as follows. Applied Method Equity Value Per Share DCF Analysis (Perpetual Growth Model) JPY 3,765 to JPY5,142 DCF Analysis (Multiple Model) JPY 3,412 to JPY4,266 18 Valuation Result of DCF Analysis Equity value per share based on the DCF Analysis is as follows. Applied Method Equity Value Per Share DCF Analysis (Perpetual Growth Model) JPY 3,765 to JPY5,142 DCF Analysis (Multiple Model) JPY 3,412 to JPY4,266 18

NOMURA

# DCF Analysis: Underlying Premises

**The valuation of LINE's equity value using DCF Analysis is based on the following assumptions.**

## Business Plan

- Nomura used the 6 years business plan (from FY2019 to FY2024) of LINE received from LINE and confirmed by SoftBank. We assumed that LINE has no equity earnings of its affiliates and joint ventures during the business plan period.
- Unlevered free cash flows in the Report are calculated based on the above business plan.
- Nomura assumes that LINE has no undisclosed material facts, contingent liabilities, off-balance liabilities, litigation, etc. that will or may have significant impacts upon the valuation of LINE's equity, has had no material impairment loss on their fixed asset (including investment in affiliates and joint ventures) and there are no cash leakage through shareholder returns such as dividends.

## Reference Dates

- The reference date for market data such as market share price and interest rate is November 13, 2019.
- Valuation reference date is December 23, 2019.
- Financial data used is based on actual figures, etc. as of June 30, 2019.

## Discount Rate

- Discount rate used is the WACC (Weighted Average Cost of Capital)
- Discount rate of LINE's each business is as follows.

| Business | Discount Rate |
|---|---|
| Core Business | 5.50% to 6.50% |
| Strategic Business | 5.75% to 6.75% |

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DCF Analysis: Underlying Premises (Cont’d) Perpetual Growth Rate n Perpetual growth rate of LINE’s each business is as follows. Business Perpetual Growth Rate Core Business 0.75% to 1.25% Strategic Business 0.75% to 1.25% Terminal EV/EBITDA Multiple n Terminal EV/EBITDA multiple of LINE’s each business is as follows. Business Terminal EV/EBITDA Multiple Core Business 9.0x to 11.0x Strategic Business 7.0x to 9.0x Effective Tax Rate n Effective tax rate used is 31.5% (the statutory income tax rates scheduled for and after the fiscal year ending December 31, 2019 in the Annual Securities Report of the 19st business period). n In tax calculation, the amount of tax loss carryforward expected to be used in the business plan periods is added to cash flows (the present value of its tax effects is calculated based on the used amount of tax loss carryforward assuming the income before tax for each business plan period as a taxable income). Net Interest-Bearing Liabilities n Net interest-bearing liabilities = (Interest-bearing liabilities + Non-controlling interests + Convertible bonds (adjusted the amount of redemption at maturity) + Deposits received + Asset retirement obligations (considered tax effects) + Net defined benefit liability (considered tax effects) + Liabilities based on the Put Option) – (Cash and cash equivalents+ Investments in affiliates and joint ventures + Short-term loans + Demand deposits + financial assets measured at fair value through other comprehensive income + Margin of future transactions + Derivatives) as of June 30, 2019. 20 DCF Analysis: Underlying Premises (Cont’d) Perpetual Growth Rate n Perpetual growth rate of LINE’s each business is as follows. Business Perpetual Growth Rate Core Business 0.75% to 1.25% Strategic Business 0.75% to 1.25% Terminal EV/EBITDA Multiple n Terminal EV/EBITDA multiple of LINE’s each business is as follows. Business Terminal EV/EBITDA Multiple Core Business 9.0x to 11.0x Strategic Business 7.0x to 9.0x Effective Tax Rate n Effective tax rate used is 31.5% (the statutory income tax rates scheduled for and after the fiscal year ending December 31, 2019 in the Annual Securities Report of the 19st business period). n In tax calculation, the amount of tax loss carryforward expected to be used in the business plan periods is added to cash flows (the present value of its tax effects is calculated based on the used amount of tax loss carryforward assuming the income before tax for each business plan period as a taxable income). Net Interest-Bearing Liabilities n Net interest-bearing liabilities = (Interest-bearing liabilities + Non-controlling interests + Convertible bonds (adjusted the amount of redemption at maturity) + Deposits received + Asset retirement obligations (considered tax effects) + Net defined benefit liability (considered tax effects) + Liabilities based on the Put Option) – (Cash and cash equivalents+ Investments in affiliates and joint ventures + Short-term loans + Demand deposits + financial assets measured at fair value through other comprehensive income + Margin of future transactions + Derivatives) as of June 30, 2019. 20